Exhibit 99

Form 4 Joint Filer Information

1)

Name: College Enterprises, Inc.

Address:	300 Tice Boulevard
		Woodcliff Lake, NJ 07677

Designated Filer: Harry Edelson

Issuer & Ticker Symbol: Blackboard, Inc. (BBBB)

Date of  Earliest Transaction: 02/01/2005

Signature: /s/ Harry Edelson, Chairman



2)

Name: Edelson IV, L.P.

Address:	300 Tice Boulevard
		Woodcliff Lake, NJ 07677

Issuer & Ticker Symbol: Blackboard, Inc. (BBBB)

Date of  Earliest Transaction: 02/01/2005

Signature: /s/ Harry Edelson, General Partner